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BOS-BUS:410212.9


               THIRD AMENDMENT TO NOTES

     This   THIRD  AMENDMENT  to  Notes  (this   "Third
Amendment"), dated as of October 27, 1997 is by and among (i) Robert B. Austin, as Trustee of GOVERNMENT
CENTER GARAGE REALTY TRUST, a Massachusetts nominee trust (the "Maker") at the direction of GCGA Limited
Partnership,  sole beneficiary of the Maker,  and  (ii)
DEAN WITTER REALTY YIELD PLUS, L.P., a Delaware limited partnership ("YP") and DEAN WITTER REALTY YIELD PLUS
II, L.P., a Delaware limited partnership ("YPII," and collectively with YP, the "Holder"). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Amended Loan Agreement
(as defined below).

                 W I T N E S S E T H:

     WHEREAS,  (a) the Maker executed and delivered  to
YP   a   certain   Amended  and  Restated  Construction
Loan/Office Loan Promissory Note (Yield Plus) dated  as
of  October 12, 1989 (the "Original YP Note")  and  (b)
the Maker and YP executed and delivered a certain First
Amendment   to   Amended   and  Restated   Construction
Loan/Office  Loan  Promissory Note (Yield  Plus)  dated
June  22,  1990 and a Second Amendment to  Amended  and
Restated Construction Loan/Office Loan Promissory  Note
(Yield Plus) dated September 20, 1993 (collectively, the "YP Note Amendments"; the Original YP Note, as amended by the YP Note Amendments, being hereinafter referred to as the "YP Note"); and

     WHEREAS,  (a) the Maker executed and delivered  to
YPII   a  certain  Amended  and  Restated  Construction
Loan/Office Loan Promissory Note (Yield Plus II) dated as of October 12, 1989 (the "Original YPII Note") and
(b) the Maker and YPII executed and delivered a certain
First  Amendment  to Amended and Restated  Construction
Loan/Office Loan Promissory Note (Yield Plus II)  dated
June  22,  1990 and a Second Amendment to  Amended  and
Restated Construction Loan/Office Loan Promissory  Note
(Yield Plus II) dated September 20, 1993 (collectively, the "YPII Note Amendments"; the Original YPII Note, as amended by the YPII Note Amendments, being hereinafter referred to as the "YPII Note"; and the YP Note and the YPII Note being hereinafter referred to collectively as the "Notes"); and

     WHEREAS,  the  Maker and the Holder are  this  day
executing and delivering a Supplement and Amendment  to
Construction  Loan  Agreement (the "Supplement")  which
supplements and amends the Construction Loan  Agreement
dated  as  of  April 26, 1989 among the Maker  and  the
Holder  (the  "Amended  Loan Agreement")  and  a  Third
Amendment   to   Additional  Interest  Agreement   (the
"Additional   Interest  Amendment"),  each   of   which
documents amends in certain respects the terms of the Loans evidenced by the Notes; and

     WHEREAS, the Maker and the Holder wish to modify both of the Notes on the terms and conditions set forth herein to reflect the provisions of the Supplement and the Additional Interest Amendment;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Maker and the Holder hereby agree as follows:

     1.    References to Notes in Loan Documents.   All
references in the Notes to the Loan Documents shall  be
deemed to refer to, collectively, the YP Note, the YPII
Note,   the  Amended  Loan  Agreement,  the  Additional
Interest  Agreement, the Indemnity Agreement  and  each
Security  Document,  as  each such  document  has  been
amended or modified through the date hereof (including,
without  limitation, hereby and by the  Supplement  and
the  Additional Interest Amendment) and may be  amended
or  modified from time to time.  All references in  the
Notes to the Loan Agreement shall be deemed to refer to
the  Loan Agreement, as such document has been  amended
through  the  date hereof (including by the Supplement)
and  may  be  further amended from time to  time.   All
references  in  the  Notes to the  Additional  Interest
Agreement  shall be deemed to refer to  the  Additional
Interest Agreement, as such document has been amended through the date hereof (including by the Amended
Additional Interest Agreement) and may be further amended from time to time.

     2. Amendments to Notes. Each of the Maker and the Holder hereby agree that each of the Notes shall be amended as follows:

          (a)   The  original principal amount of  each
Note  shall  be increased from Fifty-Nine  Million  Two
Hundred  Thousand  Dollars ($59,200,000)  to  Sixty-Two
Million Two Hundred Thousand Dollars ($62,200,000) plus
accrued  interest through September 30, 1997  equal  to
$12,304,808   and  all  references  to   such   amounts
contained in the Notes shall be amended accordingly.

          (b)   The fourth full paragraph on the second
page of each such Note shall be amended and restated in its entirety to read as follows:

          "Interest  on  the  principal  amount  hereof
     shall be payable at the following times and in the
     following  manner:  The portion of  the  principal
     amount hereof constituting Additional Loans  shall
     bear  interest  at a rate equal to twelve  percent
     (12%)  per annum plus any additional interest  due
     to  Holder  under the Amended Additional  Interest
     Agreement.   The  portion of the principal  amount
     hereof  not  constituting Additional  Loans  shall
     bear interest at a rate equal to ten percent (10%)
     per  annum  plus  any additional interest  due  to
     Holder   under  the  Amended  Additional  Interest
     Agreement.   Interest on the principal  amount  of
     the Loans shall be payable monthly, in arrears, on
     the  first day of each month commencing  with  the
     month immediately following the date hereof out of
     the first funds available from the Property's cash
     flow  (after  the  Maker pays necessary  operating
     costs  and  its  obligations with respect  to  the
     First Mortgage Loan and makes escrow payments  for
     real  estate  taxes  relating  to  the  Property).
     Notwithstanding  any  other  provision   contained
     herein  to the contrary, if at any time  there  is
     insufficient  cash flow from the Property  to  pay
     all  interest due hereunder, such unpaid  interest
     shall  accrue and shall be added to the  principal
     amount  of  this  Note and shall  thereafter  bear
     interest at a rate of ten percent (10%) per annum.
     Notwithstanding  any  of  the  foregoing  to   the
     contrary, all interest accrued or payable on this Notes shall be due and payable at maturity of this Note, whether upon acceleration or otherwise."

     3.    Ratification  and Confirmation.   The  Maker
hereby  ratifies and confirms the YP Note and the  YPII
Note,  as  amended  hereby, in all  respects  and  such
Notes,  as  modified, shall remain in  full  force  and
effect  in  accordance  with their  terms.   The  Maker
hereby confirms its promise to pay all outstanding amounts under the Notes, as modified hereby.

     4.      Non-Recourse    Nature.    Notwithstanding
anything contained herein or in any other Loan Document
to   the  contrary,  none  of  Richard  H.  Rubin,  the
Bankruptcy Estate of Richard H. and Julia Lee Rubin nor
any  partner  of  GCA or GCG shall have  any  liability
hereunder   or  under  the  Loan  Documents,  including
without  limitation, any liability with  respect  to  a
breach of the representations and warranties set  forth
in  paragraph  3  of the Supplement  and  Amendment  to
Construction Loan Agreement dated the date hereof,  the
Guaranties  or  the recourse liability  after  the  End
Transaction  (as  defined  in  the  Amended  Additional
Interest Agreement).  The foregoing provisions of  this
paragraph shall not (y) prevent recourse to the Project
or (z) constitute a waiver, release or discharge of the
Maker's  obligations evidenced by the  Notes,  but  the
same  shall  continue  until paid  or  discharged,  and
provided further, that the foregoing provisions of this
paragraph  shall not limit the right of any  person  to
name the Maker or any transferee of Maker's interest in
the  Project received after the date hereof as a  party
defendant in any action or suit for repossession of the
Project  or  in the exercise of any other remedy  under
the Notes.  The foregoing provisions of this Section  4
shall not be deemed or construed to reduce, limit, restrict, terminate or in any other way modify or amend the provisions of Article VII or VIII of the Settlement
Agreement (as defined in the Supplement).

     5. Governing Law. This Third Amendment shall be construed, enforced and governed by the laws of the Commonwealth of Massachusetts.

     6. Counterparts. This Third Amendment may be executed in counterparts and as so executed shall constitute but one Amendment.
     IN WITNESS WHEREOF, the Maker and the Holder have duly executed under seal this Amendment on the day and year first above written.


                         BORROWER

                         GOVERNMENT CENTER GARAGE
REALTY
                         TRUST

                         By:
/s/Robert B. Austin
                                             , Trustee

                         LENDER

                         DEAN WITTER REALTY YIELD PLUS,
L.P.

                         By:  Dean Witter Realty Yield
Plus,
                              Inc., general partner

                              By:
/s/Robert B. Austin
                                     Title:

                         DEAN WITTER REALTY YIELD PLUS
II,
                         L.P.

                         By:  Dean Witter Realty Yield
Plus
                              II, Inc., general partner

                              By:
/s/Robert B. Austin
                                     Title: